Exhibit 23.1


             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.





/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2000